SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 8, 2007
(Date of earliest event reported)
ADCARE HEALTH SYSTEMS, INC.
(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542
(State of Other Jurisdiction of Incorporation	(Commission file Number)
31-1332119
(IRS Employer Identification No.)
5057 Troy Road, Springfield, Ohio 45502-9032
(Address of principal executive offices) (Zip code)
Registrant’s Telephone Number, Including Area Code
(937) 964-8974
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01. Other Information
     On June 5, 2007, Ad Care Health Systems, Inc. (the “Company”) authorized the issuance of the following Warrants to the following officers and directors:

Name	Number of Warrants	Exercise Price *	Initial Exercise Date
David A. Tenwick	472,832	$1.46	**
Gary L. Wade	254,330	$1.46	**
Jay Michael Williams	222,314	$1.46	**
Scott Cunningham	8,800	$1.46	**
Andy Wade	13,638	$1.46	**
Jacqueline N. Potter	8,000	$1.46	**
Sharon L. Reynolds	7,600	$1.46	**
Kimberle A. Henry	8,000	$1.46	**
Carol Groeber	7,600	$1.46	**
Peter Hacket	4,000	$1.46	**
Jeffrey L. Levine	14,000	$1.46	**
Lawrence E. Sturtz	43,840	$1.46	**
Clarence Peterson	15,506	$1.46	**
Phillip S. Radcliffe	22,250	$1.46	**
     In addition to the foregoing Warrants issued to management by the Company, the Company also issued the following Warrants as of June 5, 2007 and May 18, 2007:

Name	Number of Warrants	Exercise Price *	Initial Exercise Date
Gerald Amato	25,000	$1.46	6/5/2007 through
			6/5/2012
Amothy corporation	100,000	$1.85	5/18/2007 through
			5/18/2012
* Price was established at the close of American Stock Exchange regular trading session on June 7, 2007.
** The Warrants will only become exercisable upon closing of the Merger of the Company and Family Home Health Services, Inc. and will terminate and expire unless exercised on or before the 5th anniversary of the closing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: June 8, 2007

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ David A. Tenwick

Name:	David A. Tenwick
Title:	Chairman

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